UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2015

DEL TACO INCOME PROPERTIES IV

(Exact Name of Registrant as Specified in Its Charter)

California	33-13437	33-0241855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25521 Commercentre Drive Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 462-9300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Del Taco Income Properties IV (the “Partnership”) filed a Form 8-K on January 12, 2015 indicating its intention to initiate a sale process to market the properties owned by the Partnership that may result in the presentation of a sale transaction to the limited partners for approval. Del Taco LLC (“Del Taco”), the General Partner of the Partnership, intended to appoint a special committee comprised of a small group of qualified limited partners to facilitate the sale process and to manage any potential conflicts of interest with respect to Del Taco that may arise during the sale process, however, zero timely applications were received. Therefore, the sale process has commenced without a special committee and Del Taco will resolve any potential conflicts of interest pursuant to the Partnership’s partnership agreement and applicable law. The sale process may result in the presentation of a sale transaction to the limited partners for approval; however, there are no assurances that Del Taco will receive any offers or will be successful in entering into a binding agreement to sell the properties.

Any action taken by the Partnership is subject to the items listed under “Additional Information for Consideration” set forth in the letter sent to the limited partners and filed with a Form 8-K on October 1, 2014.

Important Information

This filing does not constitute a solicitation of a proxy, consent or vote. If there is a solicitation of a proxy, consent or vote, then any required filings will be made with the Securities and Exchange Commission (the “SEC”). To the extent any solicitation of proxies, consents or votes is conducted in connection with a sale transaction, the General Partner, and its directors and officers, may be deemed to be participants in such solicitation from the limited partners of the Partnership in connection with the matters to be considered at a meeting of the limited partners of the Partnership. Furthermore, the Partnership would file a proxy statement or other materials, as applicable, with the SEC in connection with any such solicitation from the limited partners of the Partnership. LIMITED PARTNERS OF THE PARTNERSHIP ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER SOLICITATION MATERIALS IF AND WHEN THEY BECOME AVAILABLE AS THEY WOULD CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, would be set forth in any such proxy statement and other materials filed with the SEC in connection with a meeting. Information regarding the direct and indirect interests of the directors and officers of the General Partner can also be found in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 24, 2014. To the extent any solicitation of proxies, consents or votes are conducted in connection with a sale transaction, limited partners of the Partnership would be able to obtain any proxy statement, any amendments or supplements to such proxy statement and other documents filed by the Partnership with the SEC for no charge at the SEC’s website at www.sec.gov. Copies would also be available at no charge by writing Del Taco LLC at 25521 Commercentre Drive, Lake Forest, California 92630.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TACO INCOME PROPERTIES IV
(a California limited partnership)
Registrant

Del Taco LLC
General Partner

Date: February 13, 2015	/s/ Steven L. Brake
Steven L. Brake
Chief Financial Officer